Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-227169, 333-273927 and 333-288736), Form S-8 (Nos. 333-184884, 333-204129, 333-228267, 333-238613, 333-257659, 333-264492, 333-271042, 333-278411 and 333-286268) and Form S-1 (Nos. 333-279550 and 333-289549) of ClearSign Technologies Corporation of our report dated March 31, 2026 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BPM CPA LLP

San Jose, California

March 31, 2026